May 1, 2025

Sentinel Holdings Ltd.

9160 South 300 West, #101

Sandy, UT 84070

Attn: Board of Directors

RE:Sentinel Holdings Ltd. (f/k/a James Maritime Holdings Inc.)

Registration Statement on Form S-1 (File No. 333-282424)

Ladies and Gentlemen:

We have acted as counsel for James Maritime Holdings Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of up to 3,185,000 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), which amount consists of (i) 2,135,000 shares of common stock outstanding as of the date of this prospectus, and (ii) an aggregate of 1,050,000 shares of common stock issuable upon exercise of common stock purchase warrants, or the “Warrants”, issued in connection with the private placement of common stock to certain selling security holders.  The Warrants will be immediately exercisable in exchange for 1,050,000 shares of Common Stock and may be exercised at any time for $3.50. This opinion is being rendered in connection with the filing of the Registration Statement with the Commission.

In connection with this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Company’s Articles of Incorporation, as currently in effect, (ii) the Company’s Bylaws as currently in effect, (iii) the Registration Statement and related Prospectus and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials or of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to certain questions of fact material to this opinion, we have relied upon certificates or comparable documents of officers and representatives of the Company and have not sought to independently verify such facts.

Based on the foregoing, and in reliance thereon, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that, (i) the Shares and the Warrants have been duly authorized and when issued as described in the Registration Statement will be duly and validly issued, fully paid and non-assessable and (ii) the Shares and the shares of Common Stock issuable upon the exercise of the Warrants have been duly authorized and, upon the exercise of the Warrants in accordance with the terms thereof, such Shares will, when sold, be legally issued, fully paid and non-assessable.

We express no opinion herein as to the laws of any state or jurisdiction other than the federal laws of the United States of America, and, with respect to our opinion relating to the enforceability of the Shares and Warrants, the laws of the State of Nevada.

This opinion speaks only as of the date hereof and we assume no obligation to update or supplement this opinion if any applicable laws change after the date of this opinion or if we become aware after the date of this opinion of any facts, whether existing before or arising after the date hereof, that might change the opinions expressed above.

This opinion is furnished in connection with the filing of the Registration Statement and may not be relied upon for any other purpose without our prior written consent in each instance.

We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement. In giving such consents, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

JPF SECURITIES LAW, LLC

By:  /s/ Jared Febbroriello

Principal